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                                                                    Exhibit 11.1

               ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
     FOR THE QUARTERS AND SIX MONTHS ENDED APRIL 26, 1998 AND MAY 2, 1999

                                  (Unaudited)
                     (In Thousands, Except per Share Date)




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
                                                                 Quarter Ended                       Six Months Ended
                                                     ----------------------------------    ----------------------------------
                                                         April 26,            May 2,           April 26,            May 2,
                                                            1998               1999               1998               1999
                                                     ---------------    ---------------    ---------------    ---------------
Shares:
     Weighted average common shares outstanding                6,695              6,933              6,694              6,933

     Net common shares issuable on exercise of
        stock options                                            214                 80                165                 27
                                                     ---------------    ---------------    ---------------    ---------------

Weighted average common and common equivalent
   shares outstanding                                          6,909              7,013              6,859              6,960
                                                     ===============    ===============    ===============    ===============

Net income                                                    $  509             $  861             $  906             $1,365
                                                     ===============    ===============    ===============    ===============
Basic and diluted net income per common and
 common equivalent share
   Basic                                                      $ 0.08             $ 0.12             $ 0.14             $ 0.20
                                                     ===============    ===============    ===============    ===============
   Diluted                                                    $ 0.07             $ 0.12             $ 0.13             $ 0.20
                                                     ===============    ===============    ===============    ===============
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